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                                                                  EXHIBIT (a)(7)

                            CERTIFICATE OF AMENDMENT
                                       OF

                              CERTIFICATE OF TRUST
                                       OF

                               ALPHA SELECT FUNDS

John Grady, Alfred Salvato, Ronald Filante, Janet Sansone certify that:

1. They constitute the Board of Trustees of Alpha Select Funds, a Statutory Trust filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Sections 3801 et seq.).

2.   They hereby adopt the following amendment to the Certificate of Trust:

     ARTICLE I, Section 1 is amended to read as follows:

          "The Trust shall be known as the Constellation Funds, and the Trustees shall conduct the business of the Trust under that name or any other name as they shall from time to time determine."

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 24, 2004

/s/ John Grady                                  /s/ Alfred Salvato
----------------------------                    -----------------------
John Grady, Trustee                             Alfred Salvato, Trustee

/s/ Ronald Filante                              /s/ Janet Sansone
----------------------------                    ----------------------------
Ronald Filante, Trustee                         Janet Sansone, Trustee